Exhibit 10.8

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, dated as of April 7, 2016 (this “Agreement”), between Cornerstone Healthcare Group Holding, Inc., a Delaware corporation, as seller (“Seller”), and NexPoint Multifamily Operating Partnership, L.P., a Delaware limited partnership, as purchaser (“Purchaser”) (each of Seller and Purchaser, a “Party” and, together, the “Parties”).

RECITALS

WHEREAS, Seller owns 100% of the membership interest (the “Membership Interest”) in Nashville RE Holdings, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Membership Interest, in each case on the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, the Parties hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings stated:

“Closing Date” means the date on which Seller receives the Purchase Price.

“Encumbrance” means any lien, claim, security interest, defense, right of set-off, option, transfer restriction or other encumbrance of any kind.

“Purchase Price” means $6,000,000.00.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means the sale, transfer, assignment and delivery of the Transferred Assets pursuant to this Agreement.

“Transferred Assets” means the Membership Interest and any and all of Seller’s right, title and interest, in, to and under, the documents that govern the Company, as such right, title, and interest relates to the Membership Interest transferred hereunder.

Section 2. Transfer of the Membership Interest.

(a)	Purchase and Sale of the Membership Interest. Effective upon Purchaser’s payment to Seller of the Purchase Price as set forth in clause (b) below, Seller hereby sells, transfers, assigns and delivers to Purchaser the Transferred Assets.

(b)	Transfer Procedures and Payment of Purchase Price. Upon the execution and delivery by the Parties of (i) this Agreement, and (ii) any such other transfer documentation as may be reasonably required in connection with the Transfer, Purchaser shall pay to Seller, as payment in full for the Membership Interest, the Purchase Price, to be paid in immediately available funds and in accordance with the Seller’s wire instructions as set forth on Schedule I hereto.

Section 3. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof, as follows:

(a)	Power. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has the necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	Binding Effect. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)	Non-Contravention. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder will not (i) violate or breach any provision of Seller’s organizational documents, (ii) subject to the accuracy of Purchaser’s representations and warranties set forth herein, violate or breach any statute, law, writ, rule, regulation or order of any government, governmental agency, authority, court or other tribunal (collectively, “Governmental Authority”) applicable to Seller, (iii) breach or result in default of any judgment, injunction, decree or determination of any Governmental Authority applicable to Seller, or (iv) breach, or result in a default under, any material contract or material agreement to which Seller is a party or by which Seller or any of its properties may be bound.

(d)	Consents. No authorization, consent, order or approval of, notice to or registration or filing with, or any other action by, any governmental authority or other person or entity is required or advisable in connection with (i) the due execution and delivery by Seller of this Agreement, (ii) the performance by Seller of its obligations under this Agreement or (iii) the sale, transfer and delivery of the Membership Interest to Purchaser.

(e)	Title. Seller is the sole record, legal and beneficial owner of the Membership Interest and has good and valid title to the Membership Interest and the other Transferred Assets, free and clear of all Encumbrances. Upon Purchaser’s payment of the Purchase Price pursuant hereto, good and valid title to the Membership Interest and the other Transferred Assets, free and clear of all Encumbrances, will be transferred to Purchaser. Other than this Agreement, Seller has not granted, created or entered into any currently existing option, purchase agreement, redemption agreement, call or right to subscribe of any character relating to the Membership Interest.

(f)

No Brokers. Seller has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation required to be paid by Purchaser to any person engaged or retained by, through or on behalf of Seller in connection with the consummation of the transactions described herein, and if any such fees, commissions, or compensation is required in connection with the consummation of the transactions described herein, Seller shall remain solely responsible.

(g)	Assets. The Company does not have any assets or liabilities except as set forth in Schedule II. The Company is not a party to any other agreements.

(h)	No Litigation or Administrative Proceedings. There is no pending or, to the knowledge and belief of Seller, threatened litigation or administrative proceedings which would adversely affect the Property or the operation thereof or the ability of Seller to perform any of its obligations hereunder.

Section 4. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the date hereof, as follows:

(a)	Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Purchaser has the necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	Binding Effect. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)	Non-Contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder will not (i) violate or breach any provision of Purchaser’s organizational documents, (ii) subject to the accuracy of Seller’s representations and warranties set forth herein, violate or breach any statute, law, writ, rule, regulation or order of any Governmental Authority applicable to Purchaser, (iii) breach, or result in a default of, any judgment, injunction, decree or determination of any Governmental Authority applicable to Purchaser, or (iv) breach, or result in a default under, any material contract or material agreement to which Purchaser is a party or by which Purchaser or any of its properties may be bound.

(d)	Consents. No authorization, consent, order or approval of, notice to or registration or filing with, or any other action by, any governmental authority or other person or entity is required or advisable in connection with (i) the due execution and delivery by Purchaser of this Agreement, (ii) the performance by Purchaser of its obligations under this Agreement or (iii) the purchase of the Membership Interest by Purchaser.

(e)

Transfer Restrictions. Purchaser understands that: (i) the sale of the Membership Interest has not been and will not be registered under the Securities Act or any applicable state securities laws and the Membership Interest may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from such registration is available; and (ii) neither the Company nor Seller is required to have the Membership Interest registered; and (iii) any transfer of the Membership Interest by Purchaser must comply with any applicable provisions of the documentation referenced in the Company’s Limited Liability Company Agreement, dated as of December 15, 2015, as amended from time to time (the “LLCA”).

(f)	Sophistication. Purchaser: (i) is a sophisticated entity with respect to the purchase of the Membership Interest; (ii) is able to bear the economic risk associated with the purchase of the Membership Interest; (iii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Membership Interest; (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of investments of the type contemplated in this Agreement; and (v) has independently and without reliance on Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g)	Legends. The Purchaser understands and acknowledges that the Membership Interest may be subject to the restrictions set forth on the Membership Interest (and any certificate(s) or notices representing the Membership Interest will bear), and that the Purchaser is required to abide by the provisions thereof, including with respect to the limitations any legend or restriction imposed on subsequent transfers of the Membership Interest.

(h)	Accredited Investor; Institutional Investor. Purchaser is an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act).

(j)	No Distribution. Purchaser is acquiring the Membership Interest for its own account, not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state “blue sky” laws or other applicable securities laws.

(k)	Transaction Documents. Purchaser has received copies of the LLCA and has had a satisfactory opportunity to review the LLCA, as well as any operative documents referenced in the LLCA that govern the Membership Interest.

(l)	No Brokers. Purchaser has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation payable by Seller to any person engaged or retained by, through or on behalf of Purchaser in connection with the consummation of the transactions described herein.

Section 5. Miscellaneous.

(a)	Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein will be paid by the Party incurring such expense.

(b)	Entire Agreement, Counterparts; Amendments. This Agreement constitutes the entire agreement of the Parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Transmission by facsimile or other form of electronic transmission of an executed counterpart of this Agreement will be deemed to constitute due and sufficient delivery of such counterpart. This Agreement may not be amended or modified except in writing by all of the Parties hereto and no condition herein (express or implied) may be waived except in writing by the Party whom the condition was meant to benefit.

(c)	Survival; Successors and Assigns. All representations, warranties, covenants and other provisions made by the Parties will survive the execution, delivery, and performance of this Agreement. This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and no other person will have any right or obligation hereunder. In no event will any Party assign or transfer any of its rights or obligations hereunder without the express prior written consent of the other Party.

(d)	Severability. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. If any term or provision of this Agreement is for any reason determined to be invalid or unenforceable, there will be deemed to be made such changes (and only such changes) as are necessary to make it valid and enforceable.

(e)	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas (without reference to any conflicts of law provision) applicable to agreements made in and to be performed entirely within such state.

(f)

Arbitration. In the event there is an unresolved legal dispute between the parties and/or any of their respective officers, directors, partners, employees, agents, affiliates or other representatives that involves legal rights or remedies arising from this Agreement, the parties agree to submit their dispute to binding arbitration under the authority of the Federal Arbitration Act; provided, however, that either party or such applicable affiliate thereof may pursue a temporary restraining order and/or preliminary injunctive relief in connection with any confidentiality covenants or agreements binding on the other party, with related expedited discovery for the parties, in a court of law, and, thereafter, require arbitration of all issues of final relief. The arbitration will be conducted by the American Arbitration Association, or another, mutually agreeable arbitration service. A panel of three arbitrators will preside over the arbitration and will together deliberate, decided and issue the final award. The arbitrators shall be duly licensed to practice law in the State of Texas. The arbitrators shall be required to state in a written opinion all facts and conclusions of law relied upon to support any decision rendered. The arbitrators will not have the authority to render a decision that contains an outcome determinative error of state or federal law, or to fashion a cause of action or remedy not otherwise provided for under applicable state or federal law. Any dispute over whether the arbitrators have failed to comply with the foregoing will be resolved by summary judgment in a court of law. In all other respects, the arbitration process will be conducted in accordance with the American Arbitration Association’s dispute resolution rules or other mutually agreeable, arbitration service rules. The party initiating arbitration shall pay all arbitration costs and arbitrator’s fees, subject to a final arbitration award on who should bear costs and fees. All proceedings shall be conducted in Dallas, Texas, or another mutually agreeable site. Each party shall bear its own attorneys’ fees, costs and expenses, including any costs of experts, witnesses and/or travel, subject to a final arbitration award on who should bear costs and fees. The duty to arbitrate described above shall survive the termination of this Agreement. Except as otherwise provided above, the parties hereby waive trial in a court of law or by jury. All other rights, remedies, statutes of limitation and defenses applicable to claims asserted in a court of law will apply in the arbitration.

(g)	Further Assurances. Each Party agrees to (i) execute and deliver, or to cause to be executed and delivered, all such agreements, documents and instruments and (ii) take or cause to be taken all such actions as the other Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

(h)	Confidentiality. Each of the Parties hereby agrees, without the prior written consent of the other, not to disclose, and to otherwise keep confidential, the terms of the transactions contemplated hereby, except that any Party may make any such disclosure (i) as required to implement or enforce this Agreement, (ii) if required to do so by any law, court, regulation, subpoena or other legal process, (iii) to any governmental authority or self-regulatory entity having or asserting jurisdiction over it, (iv) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other entity or sanctions that may be imposed by any governmental authority, (v) to its affiliates, directors, officers, employees, agents, advisors, auditors, lenders, any underwriters, trustees, accountants, attorneys, limited partners, shareholders and other interest holders or (vi) to the extent necessary to effect the transactions contemplated hereby or to effect a subsequent transfer of the Membership Interest or any portion thereof.

(i)	Indemnification. Each Party hereto (the “Indemnifying Party”) shall indemnify, defend, and hold the other Party hereto and its respective officers, directors, agents, partners, members, controlling entities and employees (collectively, “Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Indemnitee incurs or suffers as a result of, or arising out of, a breach by the Indemnifying Party of any of its representations, warranties, covenants or agreements in this Agreement.

(j)

Equitable Remedy. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Party for which monetary damages may not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, the other Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(k)	Notices. All notices, requests, demands and other communications to any Party or given under this Agreement (“Notices”) will be in writing and delivered personally, by overnight delivery or courier, by registered mail, or by telecopier (with confirmation received) to the Parties at the address or telecopy number specified for such Party on Schedule I (or at such other address or telecopy number as may be specified by a Party in writing given at least five (5) business days prior thereto). All Notices will be deemed delivered when actually received.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

SELLER:

CORNERSTONE HEALTHCARE GROUP HOLDING, INC.

By:	/s/ Kurt Shultz
Name:	Kurt Schultz
Title:	Treasurer

PURCHASER:

NEXPOINT MULTIFAMILY OPERATING PARTNERSHIP, L.P.

By: NexPoint Multifamily Realty Trust, Inc. its General Partner

	By:	/s/ Matt McGraner
	Name:	Matt McGraner
	Title:	COO, EVP – Investments

[Purchase and Sale Agreement – Nashville RE Holding, LLC]

SCHEDULE I

NOTICES/WIRE INSTRUCTIONS

SELLER:

Cornerstone Healthcare Group Holding, Inc.

2200 Ross Avenue, Suite 5400

Dallas, Texas 75201

Attention: David F. Smith, CEO

Wire Instructions:

Receiving Bank: [                    ]

Beneficiary: [                    ]

ABA: [                    ]

Account number: [                    ]

PURCHASER:

NexPoint Multifamily Operating Partnership, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Matt McGraner

Wire Instructions:

Receiving Bank: [                    ]

Beneficiary: [                    ]

ABA: [                    ]

Account number: [                    ]

SCHEDULE II

DISCLOSURE ITEMS

Other assets or liabilities of the Company:

1.	10% preferred limited partner interest in WW Olympus Midtown LP, a Tennessee limited partnership.